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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FTS International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 3, 2019

Dear FTS International Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of FTS International, Inc. The meeting will be held on May 16, 2019, beginning at 10:00 a.m., local time, at 777 Main Street, Lobby Level Conference Room, Fort Worth, Texas 76102.

        Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to attend the annual meeting.

        It is important that your shares be represented. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope.

        We look forward to seeing you at the meeting on May 16th.

Sincerely,

Goh Yong Siang Chairman of the Board of Directors

FTS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 16, 2019

        The 2019 annual meeting of stockholders of FTS International, Inc., a Delaware corporation (the "Company"), will be held on May 16, 2019, beginning at 10:00 a.m., local time, at 777 Main Street, Lobby Level Conference Room, Fort Worth, Texas 76102. The meeting will be held for the following purposes:

  1.
  to elect two directors to serve until the 2022 annual meeting of stockholders;

  2.
  to approve an amendment to the FTS International, Inc. 2018 Equity and Incentive Compensation Plan (the "2018 Plan") to increase the number of authorized shares issuable under the 2018 Plan;

  3.
  to approve, on an advisory basis, the compensation of our named executive officers;

  4.
  to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

  5.
  to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019; and

  6.
  to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company's 2018 annual report. Holders of record of the Company's common stock as of the close of business on March 21, 2019 are entitled to notice of, and to vote at, the meeting.

        Your vote is very important. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope.

        If you plan to attend the meeting and will need special assistance or accommodation due to a disability, please describe your needs on the enclosed proxy card.

By Order of the Board of Directors,

Jennifer L. Keefe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Fort Worth, Texas
April 3, 2019

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019.

        The Company's Notice of Annual Meeting, Proxy Statement and 2018 Annual Report to Stockholders are available on the internet at www.proxyvote.com.

i

FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102

PROXY STATEMENT

        This proxy statement provides information in connection with the solicitation of proxies by the board of directors of FTS International, Inc., a Delaware corporation (the "Company"), for use at the Company's 2019 annual meeting of stockholders or any postponement or adjournment thereof (the "Annual Meeting") to be held on May 16, 2019, beginning at 10:00 a.m., local time, at 777 Main Street, Lobby Level Conference Room, Fort Worth, Texas 76102. This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting of stockholders. A Notice of Internet Availability of Proxy Materials (the "Notice") and this proxy statement and proxy card are being mailed to stockholders on or about April 5, 2019.

        Record holders of the Company's common stock as of the close of business on March 21, 2019 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of March 21, 2019, there were 109,794,386 shares of common stock outstanding.

        You cannot vote your shares unless you are present at the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

  •
  by internet: visit the website shown on your Notice or proxy card and follow the instructions;

  •
  by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

  •
  in writing: sign, date, and return a proxy card in the provided pre-addressed, postage-paid envelope.

        You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

  •
  delivering a written notice revoking your proxy to the Company's Secretary at the address above;

  •
  delivering a new proxy bearing a date after the date of the proxy being revoked; or

  •
  voting in person at the Annual Meeting.

        Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

  •
  FOR the election of the two nominees to serve as directors until the 2022 annual meeting of stockholders;

  •
  FOR the approval of an amendment to the 2018 Plan to increase the number of authorized shares issuable under the 2018 Plan;

  •
  FOR the approval of the compensation of our named executive officers;

  •
  FOR the frequency of "1 Year" for future advisory votes on the compensation of our named executive officers;

  •
  FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019; and

  •
  at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

        If you own shares of common stock held in "street name" and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

        Holders of a majority of the issued and outstanding shares of the Company's common stock entitled to vote at the meeting must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

        The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1—Election of Directors	Plurality (that is, the largest number) of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2—Approval of an Amendment to the 2018 Plan	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 3—Advisory Vote to Approve the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 4—Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 5—Ratification of the Appointment of Grant Thornton LLP	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

        Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date (such as an account statement, a copy of the voting instruction card provided by a broker, bank, trustee, or nominee, or other similar evidence of ownership).

        The Company pays all costs of soliciting proxies. Our employees may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company's common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

PROPOSAL 1—
ELECTION OF DIRECTORS

        At the Annual Meeting, two directors will be elected to serve three-year terms expiring at our annual meeting of stockholders in 2022 and until their respective successors are duly elected and qualified. This section contains information relating to the two director nominees and the directors whose terms of office continue after the Annual Meeting. The Nominating and Corporate Governance Committee recommended and the board of directors approved the director nominees for submission to the stockholders, subject to the rights of Maju Investments (Mauritius) Pte Ltd ("Maju") and CHK Energy Holdings, Inc. ("CHK") pursuant to the Investors' Rights Agreement by and among the Company, Maju and CHK dated February 1, 2018 (the "Maju and CHK Investors' Rights Agreement") to nominate director nominees. The nominees for election are Messrs. Lemmerman and Sim. Both currently serve as directors. Mr. Sim was nominated by Maju and Mr. Lemmerman was nominated by CHK pursuant to the Maju and CHK Investors' Rights Agreement.

The board of directors recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2022

        Bryan J. Lemmerman, age 44, has served as a director of the Company since February 2013. He is a board designee of CHK, an oil and natural gas producing company, and one of our largest stockholders. He is currently Vice President—Business Development at Chesapeake Energy Corporation ("Chesapeake"), one of our customers, a position he has held since June 2015. He served as Vice President—Marketing at Chesapeake from October 2014 to June 2015, Vice President—Strategic Planning at Chesapeake from October 2013 to October 2014, Vice President—Finance at Chesapeake from January 2012 to September 2013 and Director—Finance at Chesapeake from May 2010 to December 2011. Prior to joining Chesapeake, Mr. Lemmerman served as a consultant to various oil and natural gas companies and private equity firms. Mr. Lemmerman was also a portfolio manager at hedge funds Highview Capital Management and Ritchie Capital Management. Mr. Lemmerman provides extensive energy industry and business development insight to our board of directors from his service at Chesapeake and from his background as a consultant to hedge funds, family offices and private equity firms.

        Boon Sim, age 56, has served as a director of the Company since June 2013. Mr. Sim is a board designee of Maju, an indirect wholly owned subsidiary of Temasek, an investment company based in Singapore and our largest stockholder. Since September 2017, he has served as the Managing Partner of Artius Capital Partners, an investment company. He also currently serves as a director of Worldpay, a global payment processing company. He was previously Advisory Senior Director of Temasek from April 2016 to December 2017 and President, Americas Group, Head of Markets Group and Head of Credit and Life Science Portfolio at Temasek from June 2012 to April 2016. Prior to joining Temasek, Mr. Sim was the Global Head of Mergers & Acquisitions ("M&A"), at Credit Suisse, an investment banking, securities and investment management firm based in New York and a member of Credit Suisse Investment Bank's Operating Committee. During a 20-year career at Credit Suisse and The First Boston Corporation, a predecessor company of Credit Suisse, Mr. Sim held various management positions including Head of M&A Americas and Co-head of Technology Group based in New York. Prior to joining The First Boston Corporation, Mr. Sim was a design engineer at Texas Instruments Inc., a semiconductor design and manufacturing company, focusing on semiconductor design. Mr. Sim provides significant insight to our board of directors, particularly as it relates to financial matters and business knowledge, from his many years of experience at Temasek, Credit Suisse and The First Boston Corporation.

Current Directors whose terms expire at the Annual Meeting in 2020

        Michael J. Doss, age 46, has served as a director of the Company since February 2018. He has served as the Company's Chief Executive Officer since October 2015. He joined the Company in January 2014 as Senior Vice President—Finance and Treasurer and was named Chief Financial Officer in December 2014. From July 2008 until joining the Company, Mr. Doss served as Vice President of Finance of Energy Transfer Partners, L.P. ("ETP"), a master limited partnership that owns and operates a portfolio of energy assets in the United States and then as Vice President of Strategic Planning for its affiliate Energy Transfer Equity, L.P. Prior to ETP, he was a Senior Credit Officer at Moody's Investors Service, a provider of credit ratings, research and risk analysis, covering a diverse portfolio of oil and natural gas issuers. Prior to that, Mr. Doss spent more than seven years of his career in public accounting at Ernst & Young LLP serving clients in the oil and natural gas industry. He earned a Bachelor of Business Administration and a Master of Professional Accounting from the University of Texas at Austin. Mr. Doss also earned a Master of Business Administration from Columbia Business School. Mr. Doss brings extensive Company knowledge and financial and industry expertise to our board of directors.

        Michael C. Jennings, age 53, has served as a director of the Company since January 2019. Mr. Jennings served as Chairman of the board of directors of HollyFrontier Corporation ("HollyFrontier") from January 2017 until February 2019, a position he also held from January 2013 until January 2016. Mr. Jennings served as Executive Chairman of HollyFrontier from January 2016 until his retirement in January 2017. Mr. Jennings served as Chief Executive Officer and President from the merger of Holly Corporation ("Holly") and Frontier Oil Corporation ("Frontier") in July 2011 until January 2016. Mr. Jennings has served as the Chairman of the board of directors of Holly Logistic Services, L.L.C. ("HLS") since November 2017. He served as the Chief Executive Officer of HLS from January 2014 until November 2016 and served as President of HLS from October 2015 until February 2016. Mr. Jennings served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011. He served as Executive Vice President and Chief Financial Officer of Frontier from 2005 until 2009. Prior to joining Frontier, Mr. Jennings served as Vice President and Treasurer and held other financial positions at Cameron International (previously Cooper Cameron Corporation) from 2000 to 2005 and from 1995 to 1998. Mr. Jennings also serves on the board and as chairman of Montage Resources Corporation. Mr. Jennings previously served as a director of ION Geophysical Corporation from 2010 to 2019. Mr. Jennings brings extensive financial, management and executive leadership expertise to our board of directors from his many years of experience in the energy industry.

        Ong Tiong Sin, age 54, has served as a director of the Company since May 2011. Mr. Ong is a board designee of Senja Capital Ltd ("Senja"), an investment company affiliated with RRJ Capital Ltd. ("RRJ") and one of our largest stockholders. Mr. Ong is the founder and Chairman of RRJ, a private equity firm established in March 2011 which focuses on private equity investments in China and Southeast Asia. From January 2008 to March 2011, Mr. Ong was Chief Executive Officer of Hopu Fund, a China-focused private equity fund. Previously, Mr. Ong had a 15-year career with Goldman, Sachs & Co., an investment banking, securities and investment management firm. Based in Beijing, he was a co-head of Goldman Sachs Asian Ex-Japan Investment Banking Division. Mr. Ong became a managing director in the corporate finance department of a subsidiary of Goldman Sachs in 1996 and a partner in 2000. Prior to his transfer to Beijing, Mr. Ong was the co-president of Goldman Sachs Singapore and had previously worked in investment banking divisions in Hong Kong and New York. Mr. Ong brings extensive financial and banking expertise to our board of directors, and his experience in private equity provides a great deal of knowledge with respect to investment in and operations of companies.

Current Directors whose terms expire at the Annual Meeting in 2021

        Goh Yong Siang, age 67, has served as a director of the Company since May 2011 and currently is Chairman of the board of directors. Mr. Goh is a board designee of Maju. Mr. Goh has served as the Chairman of Stratagem Group Pte Ltd., a consulting firm, since 2013. From July 2011 until his retirement in 2013, Mr. Goh served as the Head of Australia & New Zealand for Temasek. He served as Co-Head, Organization & Leadership for Temasek from April 2010 to July 2011 and Head of Strategic Relations for Temasek from August 2006 to April 2010. Prior to joining Temasek, Mr. Goh served as President of ST Engineering (USA). Mr. Goh provides significant insight to our board of directors, particularly as it relates to financial matters and business knowledge, from his many years of experience at Temasek and other private equity firms. Mr. Goh's international expertise is also beneficial to our board of directors.

        Domenic J. Dell'Osso, Jr., age 42, has served as a director of the Company since May 2011. He is a board designee of CHK. Currently, Mr. Dell'Osso is Executive Vice President and Chief Financial Officer of Chesapeake, a position he has held since November 2010. Mr. Dell'Osso served as Vice President—Finance of Chesapeake and Chief Financial Officer of Chesapeake's wholly owned subsidiary, Chesapeake Midstream Development, L.P., from August 2008 to November 2010. Prior to joining Chesapeake, Mr. Dell'Osso was an energy investment banker with Jefferies & Co. from April 2006 to August 2008 and Banc of America Securities from 2004 to April 2006. Mr. Dell'Osso previously served as a director of the general partner of Chesapeake Midstream Partners from 2011 to 2014 and as a director of Chaparral Energy, Inc. from 2013 to 2014. Mr. Dell'Osso brings extensive financial and business expertise, as well as in-depth energy industry knowledge, to our board of directors from his service as Chief Financial Officer of Chesapeake and from his background in investment banking.

        Carol J. Johnson, age 60, has served as a director of the Company since February 2018. She served as President and Chief Operating Officer of AlliedBarton Security Services, LLC, a manned guarding physical security company, from 2014 to 2016. From 2011 to 2013, Ms. Johnson served as Senior Vice President, Client Experience at AlliedBarton Security Services. Ms. Johnson serves as a Trustee for the Penn Mutual Life Insurance Company, and has served as an independent Board Member for Avison Young since June 2018, and PSSI since December 2018. She currently also serves as a Director of the National Association of Corporate Directors—Philadelphia Chapter, a position she has held since 2017. Ms. Johnson previously served as a Board Director for The Federal Reserve Bank of Philadelphia and as a Director for The Union League Club of Philadelphia. Ms. Johnson brings strategic leadership, operational and financial expertise to our board of directors from her background in leading, managing and growing companies.

PROPOSAL 2—
APPROVAL OF AN AMENDMENT TO THE 2018 PLAN

Background

        The 2018 Plan, was first approved by our board of directors and stockholders on February 1, 2018. There are currently approximately 1,750 employees and seven non-employee directors eligible to participate in the 2018 Plan. The 2018 Plan authorized the issuance of up to 2,820,558 shares of our common stock to eligible participants. As of December 31, 2018, 220,281 shares were available for future issuance under the 2018 Plan.

        In March 2019, our board of directors approved an amendment to the 2018 Plan to increase the number of shares available for issuance by 3,600,000 shares. Our board of directors has determined that the amendment to the 2018 Plan is advisable and in the best interests of the Company and our stockholders, and has submitted the amendment to be voted on by our stockholders at the Annual Meeting.

Proposed Amendment

        If our stockholders approve the amendment to the 2018 Plan, the maximum number of shares of our common stock available for issuance under the 2018 Plan will be increased by 3,600,000, subject to the authority of our board of directors to adjust this amount as described below under the heading "—Adjustments; Corporate Transactions." As of April 3, 2019, this increase would result in 4,013,236 shares being available for future issuance under the 2018 Plan. The Company will register the additional shares on a Form S-8 following the Annual Meeting.

        A copy of the 2018 Plan, as proposed to be amended, is attached as Appendix A.

Reasons for the Amendment

        We are proposing to increase the maximum number of shares available for issuance under the 2018 Plan to ensure that we have sufficient shares available for awards to our employees and non-employee directors.

Eligibility; Administration and Terms

        Purpose.    The purpose of the 2018 Plan is to attract and retain officers, employees, directors, consultants and other key personnel and to provide those persons incentives and awards for performance.

        Administration; Effectiveness.    The 2018 Plan will generally be administered by the compensation committee of our board of directors. The compensation committee has the authority to determine eligible participants in the 2018 Plan, and to interpret and make determinations under the 2018 Plan. Any interpretation or determination by the compensation committee under the 2018 Plan will be final and conclusive. The compensation committee may delegate all or any part of its authority under the 2018 Plan to any subcommittee thereof, and may delegate its administrative duties or powers to one or more of our officers, agents or advisors.

        Shares Available for Awards under the 2018 Plan.    Subject to adjustment as described in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan was 2,820,558, plus any shares of our common stock that become available under the 2018 Plan as a result of forfeiture, cancellation, expiration, or cash settlement of awards (the "Available Shares"), with such shares subject to adjustment to reflect any split or combination of our common stock. The Available Shares may be shares of original issuance, treasury shares or a combination of the foregoing.

        The 2018 Plan also contains the following customary limits: (1) calendar year limits relating to the grant of stock options and stock appreciation rights and for restricted stock, restricted stock units, performance shares and/or other stock-based awards that are performance-based awards intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or Qualified Performance-Based Awards; and (2) limits on the aggregate maximum value that a participant may receive in respect of an award of performance units and/or other awards payable in cash that are Qualified Performance-Based Awards, or a cash incentive award that is a Qualified Performance-Based Award in any calendar year.

        Share Counting.    The aggregate number of shares of our common stock available for award under the 2018 Plan will be reduced by one share of our common stock for every one share of our common stock subject to an award granted under the 2018 Plan.

        The following shares of our common stock will be added (or added back, as applicable) to the aggregate number of shares of our common stock available under the 2018 Plan: (1) shares subject to an award that is cancelled or forfeited, expires or is settled for cash (in whole or in part); (2) shares of our common stock withheld by us in payment of the exercise price of a stock option granted under the 2018 Plan; (3) shares of our common stock tendered or otherwise used in payment of the exercise price of a stock option granted under the 2018 Plan; (4) shares of our common stock withheld by us or tendered or otherwise used to satisfy a tax withholding obligation; provided, however, that with respect to restricted stock, this provision will only be in effect until the ten-year anniversary of the date the 2018 Plan was initially approved by our stockholders; and (5) shares of our common stock subject to an appreciation right granted under the 2018 Plan that are not actually issued in connection with the settlement of such appreciation right. In addition, if under the 2018 Plan a participant has elected to give up the right to receive compensation in exchange for shares of our common stock based on fair market value, such shares of our common stock will not count against the aggregate number of shares of our common stock available under the 2018 Plan.

        Shares of our common stock issued or transferred pursuant to awards granted under the 2018 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, or substitute awards, will not count against, nor otherwise be taken into account in respect of, the share limits under the 2018 Plan. Additionally, shares of common stock available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2018 Plan, but will not count against, nor otherwise be taken into account in respect of, the share limits under the 2018 Plan.

        Types of Awards Under the 2018 Plan.    Pursuant to the 2018 Plan, we may grant restricted stock units, restricted stock, stock options (including incentive stock options as defined in Section 422 of the Code, or Incentive Stock Options), appreciation rights, cash incentive awards, performance shares, performance units, and certain other awards based on or related to shares of our common stock.

        Each grant of an award under the 2018 Plan will be evidenced by an award agreement or agreements, which will contain such terms and provisions as the compensation committee may determine, consistent with the 2018 Plan. Those terms and provisions include the number of our shares of our common stock subject to each award, vesting terms and provisions that apply upon events such as retirement, death or disability of the participant or in the event of a change in control. A brief description of the types of awards which may be granted under the 2018 Plan is set forth below.

        Restricted Stock Units.    Restricted stock units awarded under the 2018 Plan constitute an agreement by us to deliver shares of our common stock, cash, or a combination thereof, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the compensation committee may specify. Each grant or sale of restricted stock units may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our common stock on the date of grant. During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of our common stock underlying the restricted stock units and no right to vote them. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of and on the terms determined by the compensation committee. Each grant of restricted stock units will specify that the amount payable with respect to such restricted stock units will be paid in cash, shares of our common stock, or a combination of the two.

        Restricted Stock.    Restricted stock constitutes an immediate transfer of the ownership of shares of our common stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the compensation committee for a period of time determined by the compensation committee or until certain management objectives specified by the compensation committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of our common stock on the date of grant.

        Any grant of restricted stock may specify the treatment of dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture.

        Stock Options.    Stock options granted under the 2018 Plan may be either Incentive Stock Options or non-qualified stock options. Except with respect to substitute awards, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of our common stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.

        Each grant will specify the form of consideration to be paid in satisfaction of the exercise price.

        Appreciation Rights.    The 2018 Plan provides for the grant of appreciation rights. An appreciation right is a right to receive from us an amount equal to 100%, or such lesser percentage as the compensation committee may determine, of the spread between the base price and the value of shares of our common stock on the date of exercise.

        An appreciation right may be paid in cash, shares of our common stock or any combination thereof. Except with respect to substitute awards, the base price of an appreciation right may not be less than the fair market value of a common share on the date of grant. The term of an appreciation right may not extend more than ten years from the date of grant.

        Cash Incentive Awards, Performance Shares, and Performance Units.    Performance shares, performance units and cash incentive awards may also be granted to participants under the 2018 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of our common stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the compensation committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

        These awards, when granted under the 2018 Plan, become payable to participants upon the achievement of specified management objectives and upon such terms and conditions as the compensation committee determines at the time of grant.

        Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled in cash, shares of our common stock, restricted stock, restricted stock units or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of our common stock.

        Other Awards.    The compensation committee may grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock or factors that may influence the value of such shares of our common stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance of specified subsidiaries, affiliates or other business units or any other factors designated by the compensation committee, and awards valued by reference to the book value of the shares of our common stock or the value of securities of, or the performance of our subsidiaries, affiliates or other business units.

        Adjustments; Corporate Transactions.    The compensation committee will make or provide for such adjustments in the: (1) number of shares of our common stock covered by outstanding stock options, appreciation rights, restricted stock, restricted stock units, performance shares and performance units granted under the 2018 Plan; (2) if applicable, number of shares of our common stock covered by other awards granted pursuant to the 2018 Plan; (3) exercise price or base price provided in outstanding stock options and appreciation rights; (4) kind of shares covered thereby; (5) cash incentive awards; and (6) other award terms, as the compensation committee determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in our capital structure, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

        In the event of any such transaction or event, or in the event of a change in control (as defined in the 2018 Plan), the compensation committee may provide in substitution for any or all outstanding awards under the 2018 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or appreciation right with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the compensation committee may in its discretion elect to cancel such stock option or appreciation right without any payment to the person holding such stock option or appreciation right. The compensation committee will make or provide for such adjustments to the numbers and kind of shares available for issuance under the 2018 Plan and the share limits of the 2018 Plan as the compensation committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of our common stock that may be issued upon exercise of Incentive Stock Options will be made only if, and to the extent, such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

        Transferability of Award.    Except as otherwise provided by the compensation committee, no stock option, appreciation right, restricted share, restricted stock unit, performance share, performance unit, cash incentive award, other award or dividend equivalents paid with respect to awards made under the 2018 Plan may be transferred by a participant.

        Amendment and Termination of the 2018 Plan.    Our board of directors generally may amend the 2018 Plan from time to time, in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2018 Plan, (2) would materially increase the number of shares of our common stock which may be issued under the 2018 Plan, (3) would materially modify the requirements for participation in the 2018 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange ("NYSE"), then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

        Our board of directors may, in its discretion, terminate the 2018 Plan at any time. Termination of the 2018 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2018 Plan more than ten years after the adoption of the 2018 Plan, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the 2018 Plan.

U.S. Federal Income Tax Consequences

        The following is a brief summary of certain of the Federal income tax consequences relating to awards under the 2018 Plan based on Federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2018 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

  Tax Consequences to Participants

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, if permitted by the Company, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares of restricted stock will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

        Cash Incentive Awards, Performance Shares and Performance Units.    No income generally will be recognized upon the grant of cash incentive awards, performance shares or performance units. Upon payment or settlement of cash incentive awards, performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any shares of common stock received.

        Nonqualified Stock Options.    In general:

  •
  no income will be recognized by an optionee at the time that a non-qualified stock option is granted;

  •
  at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise; and

  •
  at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of common stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Appreciation Rights.    No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of common stock received on the exercise.

        RSUs.    No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of shares of common stock on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.

  Tax Consequences to the Company or its Subsidiaries

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million annual limitation on compensation paid to certain covered executives under Section 162(m) of the Code.

New Plan Benefits

        It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2018 Plan because grants of awards under the 2018 Plan are subject to the discretion of the plan administrator. For information regarding the grants of awards under the 2018 Plan during the year ended December 31, 2018, see "The Board, Its Committees and Its Compensation—Director Compensation Table" and "Executive Compensation—Grants of Plan Based Awards."

        The board of directors recommends a vote FOR the approval of the Amendment to the 2018 Plan.

PROPOSAL 3—
ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

        Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are submitting the compensation of our named executive officers as disclosed in this proxy statement to our stockholders for an advisory vote.

        As described below under the heading "Executive Compensation," the Company's executive compensation program is designed to reward the contributions of each individual executive officer, to ensure that each executive officer's interest is aligned with those of the Company's stockholders, and to provide sufficient incentives to executive officers to ensure their dedication to the Company. The Company seeks to achieve these goals by providing sufficient base salaries to compensate executive officers for the day-to-day performance of their duties and awarding cash bonuses when the executive attains the personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company's stockholders and provide an additional incentive to executive officers to contribute to the achievement of the Company's financial and strategic objectives.

        The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading "Executive Compensation" in this proxy statement. We are asking our stockholders to approve the following advisory resolution at our Annual Meeting:

        "RESOLVED, that the compensation of the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        This vote is advisory and is not binding on the Company, our board of directors or the compensation committee. However, the compensation committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our executive officers.

The board of directors recommends a vote FOR the approval of the compensation of our named executive officers.

 PROPOSAL 4—
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        Pursuant to Section 14A of the Exchange Act, we are submitting the frequency of advisory votes on the compensation of our named executive officers to an advisory vote of our stockholders. In voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years, or every three years. Stockholders also may, if they wish, abstain from voting on this proposal.

        Our board of directors has determined that an advisory vote each year on executive compensation is the most appropriate approach for the Company and its stockholders. In making its recommendation, our board of directors considered that an annual advisory vote on executive compensation allows our stockholders to provide us with timely and direct input on our compensation policies, programs and practices.

        Our board of directors recommends that you vote for an annual advisory vote on executive compensation. This vote is advisory and not binding on the Company or our board of directors. However, our board of directors intends to evaluate the voting results on this proposal in determining how frequently the Company will submit advisory votes on executive compensation to our stockholders.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). Stockholders are not voting to approve or disapprove the recommendation of the board of directors.

The board of directors unanimously recommends that you vote for a frequency of "1 YEAR."

 PROPOSAL 5—
RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

        The audit committee has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for 2019. The board of directors is asking stockholders to ratify this appointment. Securities and Exchange Commission ("SEC") regulations and the NYSE listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the board of directors considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the board of directors considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the board of directors on a key corporate governance issue.

        Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see "Principal Accountant Fees and Services."

The board of directors recommends a vote FOR the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

        Our board of directors presently consists of eight members, seven of whom are non-employee directors. Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors, with each class serving staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following such election. The classes of our directors are as follows:

  •
  Class I, consisting of Messrs. Lemmerman and Sim, whose terms expire at the 2019 Annual Meeting;

  •
  Class II, consisting of Messrs. Doss, Jennings and Ong, whose terms will expire at our 2020 annual meeting of stockholders; and

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  Class III, consisting of Messrs. Goh and Dell'Osso and Ms. Johnson, whose terms will expire at our 2021 annual meeting of stockholders.

Director Compensation

        The elements of compensation for 2018 payable to our non-employee directors who are not designated or elected pursuant to the terms of any of the Company's existing investors' rights agreements, as amended (each, an "Eligible Director"), are briefly described in the following table:

Board Service:
Annual Cash Retainer	$50,000
Annual Grant of Restricted Stock Units	$100,000
Board Committee Service:
Audit Committee Chair Annual Cash Retainer	$15,000
Compensation Committee Chair Annual Cash Retainer	$7,500
Nominating and Corporate Governance Committee Chair Annual Cash Retainer	$7,500

        For 2018, Ms. Johnson was the only Eligible Director on our board of directors. Our non-Eligible Directors do not receive compensation for their service on our board of directors.

        In accordance with our general expense reimbursement policies, we generally reimburse our directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors.

        The grant of restricted stock units to our Eligible Director was made under the 2018 Plan. These restricted stock units will vest on the first anniversary of the date of grant.

Director Compensation Table

        The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2018.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL
Goh Yong Siang	—	—	—
Domenic J. Dell'Osso, Jr.	—	—	—
Bryan J. Lemmerman	—	—	—
Ong Tiong Sin	—	—	—
Boon Sim	—	—	—
Carol J. Johnson	$50,000	$98,900	$148,900

(1)
Represents the aggregate grant date fair value of the restricted stock unit award calculated in accordance with FASB ASC Topic 718 ("Topic 718"). Pursuant to SEC rules, the amount shown in this column excludes the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for information regarding the assumptions made in determining these values. As of December 31, 2018, Ms. Johnson held 5,000 restricted stock units.

Director Independence

        The board of directors reviews at least annually the independence of each director. During these reviews, the board of directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors' and officers' questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Based on this review, our board of directors has determined that all of our directors, except Mr. Doss, are independent under NYSE rules. As required by the NYSE, our independent directors meet in regularly scheduled executive sessions at which only non-management directors are present. Our Chairman, Goh Yong Siang, presides over all executive sessions.

Corporate Governance

        We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our board of directors have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and NYSE.

        Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines.

        Our committee charters and corporate governance guidelines are available on our website (www.ftsi.com) in the Investor Relations section. Copies of these documents are also available upon written request to our Secretary.

        The board of directors periodically reviews its corporate governance policies and practices. Based on these reviews, the board of directors may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC or NYSE rules.

Board Leadership Structure and Board's Role in Risk Oversight

        Our corporate governance guidelines do not require that the roles of Chairman of the board of directors and Chief Executive Officer be held by different persons. The board of directors believes this issue is part of the succession planning process and that it is in the best interests of the Company for the board of directors to consider it each time it appoints the Chair or Chief Executive Officer.

        These leadership roles are currently filled separately by our Chairman of the board of directors, Goh Yong Siang, and by our Chief Executive Officer, Michael J. Doss. The board of directors believes this leadership structure affords the Company an effective combination of management and non-management experience, continuity and independence that currently serves the board of directors and the Company well.

        Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the board of directors, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The board of directors has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The board of directors has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our audit committee regularly reports to the board of directors with respect to its oversight of these areas.

Board Meetings

        The board of directors held four meetings during 2018. Each director serving on the board of directors in 2018 attended at least 75% of the total number of meetings of the board of directors and the total number of meetings of the committees on which the director served during the time the director served on the board of directors. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge the director's responsibilities and to rigorously prepare for, attend and participate in all meetings of the board of directors and meetings of committees on which the director serves.

Annual Meetings of Stockholders

        The Company's directors are encouraged to attend our annual meeting of stockholders, but we do not currently have a policy relating to directors' attendance at the annual meeting. This will be our first annual meeting since we completed our initial public offering in 2018.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and nominating and corporate governance committee, and may establish such other committees as it shall determine from time to time. Each of the standing committees of the board of directors has the responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

        Our audit committee consists of Michael C. Jennings, Carol J. Johnson and Ong Tiong Sin, with Mr. Jennings serving as chair of the audit committee. Our board of directors has determined that Mr. Jennings, Ms. Johnson and Mr. Ong are independent under NYSE rules and Rule 10A-3 under the Exchange Act. Each of the committee members is financially literate within the requirements of the NYSE rules and our board of directors has determined that each of Mr. Jennings and Ms. Johnson qualifies as an "audit committee financial expert" as that term is defined by applicable SEC regulations.

        The duties of the audit committee are set forth in its charter, which is available in the Investor Relations section of our website at www.ftsi.com. Our audit committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our board of directors in monitoring our financial systems and legal and regulatory compliance. The audit committee met four times in 2018. Our audit committee is responsible for, among other things:

  •
  appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

  •
  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing annually a report by our independent registered public accounting firm regarding the independent registered public accounting firm's internal quality control procedures and various issues relating thereto;

  •
  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and our independent registered public accounting firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  periodically reviewing legal compliance matters, periodically reviewing significant accounting and other financial risks or exposures to the Company and reviewing and, if appropriate, approving all transactions between the Company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

  •
  periodically reviewing our code of business conduct and ethics;

  •
  establishing policies for the hiring of employees and former employees of our independent registered public accounting firm; and

  •
  reviewing the audit committee report required by SEC regulations to be included in our annual proxy statement.

        The audit committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Compensation Committee

        Our compensation committee consists of Goh Yong Siang, Ong Tiong Sin and Domenic J. Dell'Osso, Jr., with Mr. Goh serving as chair of the committee. Our board of directors has determined that Messrs. Goh, Ong, and Dell'Osso are independent under NYSE rules and Rule 10C-1 of the Exchange Act and that each of Messrs. Goh and Ong qualifies as a "non-employee director" within the meaning of Rule 16b-3(d)(3) under the Exchange Act and as "outside directors" within the meaning of Section 162(m) of the Code.

        The duties of the compensation committee are set forth in its charter, which is available in the Investor Relations section of our website at www.ftsi.com. Our compensation committee oversees the development and maintenance of our compensation strategies and policies. The compensation committee met four times in 2018. Our compensation committee is responsible for, among other things:

  •
  reviewing and approving our overall executive and director compensation philosophy to support our overall business strategy and objectives;

  •
  reviewing and approving, or as appropriate, recommending to our board of directors for approval, base salary, cash incentive compensation, equity compensation, and severance rights for our executive officers, including our CEO;

  •
  administering our broad-based equity incentive plans, including the granting of stock awards;

  •
  preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies;

  •
  managing such other matters that are specifically delegated to our compensation committee by applicable law or by the board of directors from time to time; and

  •
  retaining and terminating compensation consultants to assist in the evaluation of our compensation and approving the fees and other retention terms of such compensation consultants.

        The compensation committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The compensation committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Domenic J. Dell'Osso, Jr., Ong Tiong Sin, and Boon Sim, with Mr. Dell'Osso serving as chair of the committee. Our board of directors has determined that Messrs. Dell'Osso, Ong, and Sim are independent under NYSE rules.

        The duties of the nominating and corporate governance committee are set forth in its charter, which is available in the Investor Relations section of our website at www.ftsi.com. Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending corporate governance policies and nominees for election to our board of directors and its committees. The nominating and corporate governance committee met four times in 2018. The nominating and corporate governance committee is responsible for, among other things:

  •
  assessing, developing, and communicating with our board of directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the board of directors, corporate governance policies, applicable listing standards, laws, rules and regulations, and other factors considered appropriate by our board of directors;

  •
  identifying and recommending to our board of directors the director nominees for meetings of our stockholders, or to fill a vacancy on the board of directors, except as set forth in the investors' rights agreements;

  •
  having sole authority to retain any search firm used to identify director candidates and approve the search firm's fees and other retention terms;

  •
  assessing and recommending to the board of directors the composition of each of its committees;

  •
  reviewing, as necessary, any executive officer's request to accept a directorship position with another company;

  •
  developing, assessing and making recommendations to our board of directors concerning corporate governance matters, including appropriate revisions to our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines and committee charters;

  •
  overseeing the management continuity and succession planning process with respect to our officers;

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  overseeing an annual evaluation of our board of directors, its committees, and each director;

  •
  developing with management and monitoring the process of orienting new directors and continuing education for all directors; and

  •
  regularly reporting its activities and any recommendations to our board of directors.

        The nominating and corporate governance committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee. No director who served as a member of the compensation committee during the prior fiscal year (1) was during such year, or had previously been, an officer or employee of the Company or any of our subsidiaries or (2) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company.

Code of Business Conduct and Ethics

        The board of directors has adopted an amended and restated code of business conduct and ethics that is applicable to all of our employees, officers, and directors, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.ftsi.com. Any waiver of this code for any executive officer or director may be made only by our board of directors or a committee of the board of directors. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investor Relations section.

Qualifications for Director Nominees

        The nominating and corporate governance committee is responsible for assessing, developing and communicating with the board of directors the appropriate criteria required for members of the board of directors. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors.

Director Candidate Recommendations by Stockholders

        Subject to the provisions of the investors' rights agreements, stockholders may recommend director candidates for consideration by our nominating and corporate governance committee. The nominating and corporate governance committee will review director candidates recommended by stockholders in the same manner it evaluates new and incumbent directors. See "Communications with the Board of Directors" below for additional information on how to submit a director nomination to the board of directors.

Communications with the Board of Directors

        Any stockholder or other interested party who wishes to communicate directly with the board of directors or any of its members may do so by writing to: FTS International, Inc., Attention: Jennifer Keefe, Secretary, 777 Main Street, Suite 2900, Fort Worth, Texas 76102. The mailing envelope should clearly indicate whether the communication is intended for the board of directors as a group, the non-employee directors or a specific director.

EXECUTIVE OFFICERS

        The following sets forth information regarding the executive officers of the Company as of April 3, 2019:

NAME	AGE	POSITIONS
Michael J. Doss	46	Chief Executive Officer and Director
Buddy Petersen	53	Chief Operating Officer
Lance Turner	39	Chief Financial Officer and Treasurer
Karen D. Thornton	49	Chief Administrative Officer
Jennifer L. Keefe	46	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

        Information regarding Mr. Doss is included above under "Proposal 1—Election of Directors."

        Buddy Petersen has served as the Company's Chief Operating Officer ("COO") since October 2015. He joined the Company in June 2015 as Senior Vice President, Continuous Improvement and was named Senior Vice President of Operations and Wireline in July 2015. He has over 25 years of experience in the oil and natural gas industry. Prior to joining the Company, Mr. Petersen was COO of GoFrac LLC, an oil and natural gas stimulation company, from October 2014 to July 2015, Vice President of Sales for Frac-Chem Inc., an oilfield chemical manufacturer and supplier and an affiliate of Koch Industries, from August 2013 to October 2014, President and COO of Compass Well Services LLC, a hydraulic fracturing and cementing services company, from October 2010 to August 2013, and COO of Allied Cementing Co., a company providing cementing and acidizing services to the oil and natural gas industry, from October 2007 to October 2010. Mr. Petersen spent 14 years working in various roles of increasing responsibility with Halliburton Energy Services, an oilfield services and products company. He earned a bachelor's degree in civil engineering from New Mexico State University.

        Lance Turner has served as the Company's Chief Financial Officer and Treasurer since October 2015. He joined the Company in April 2014 as Director of Finance to lead the finance and treasury function, and was promoted to Vice President of Finance in January 2015. Prior to joining the Company, Mr. Turner spent approximately 11 years with Ernst & Young LLP, with the majority of that time in its transaction services group coordinating and advising clients on buy side and sell side transactions in various industries. He earned a Bachelor of Business Administration and a Master of Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant in the state of Texas.

        Karen D. Thornton has served as the Company's Chief Administrative Officer since April 2017. Ms. Thornton previously served as the Company's Vice President of Human Resources from the time she joined the Company in March 2014. Prior to joining the Company, she was an independent consultant at Alkat Consulting and served as the Strategic Human Capital Management Lead focusing on human resources and payroll application implementations for Darling Ingredients Inc., an Irving, Texas company providing a global growth platform for the development and production of sustainable natural ingredients, from June 2013 to March 2014. Prior to Alkat Consulting, Ms. Thornton served in various leadership positions, including the Vice President, Human Resources & Management Services for the EmCare division of Emergency Medical Services Corporation in Dallas, Texas, from 2001 to 2012. Ms. Thornton received her Bachelor of Science Industrial Management from Purdue University and a Master of Business Administration from The University of Texas at Austin's Red McCombs School of Business.

        Jennifer L. Keefe has served as the Company's Senior Vice President, General Counsel and Chief Compliance Officer since March 2017 and as the Company's Secretary since February 2019. Ms. Keefe previously served as our Deputy General Counsel managing our Commercial Litigation, Employment

Compliance and Risk Departments from the time she joined our Company in September 2014 to February 2017. Prior to joining our Company, she was a partner in the Dallas, Texas office of the international law firm of Squire Patton Boggs, where she joined in February 1997. Ms. Keefe received her Bachelor of Arts in Political Science and Spanish from Vanderbilt University and her Juris Doctor from Southern Methodist University Dedman School of Law. She is licensed to practice law in the state of Texas.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In this compensation discussion, we describe and discuss the principles and policies used in setting the compensation of our named executive officers and other executive officers. Our named executive officers for the fiscal year ended December 31, 2018 were:

  •
  Michael J. Doss, Chief Executive Officer;

  •
  Buddy Petersen, Chief Operating Officer;

  •
  Lance Turner, Chief Financial Officer and Treasurer;

  •
  Karen D. Thornton, Chief Administrative Officer;

  •
  Jennifer L. Keefe, Senior Vice President, General Counsel and Chief Compliance Officer; and

  •
  Perry A. Harris, Former Senior Vice President, Commercial.

Objective and Design of Compensation Policy

        The objective of the Company's executive compensation policy is to:

  •
  attract and retain exceptional individuals as executive officers;

  •
  provide key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver enhanced value to the Company's stockholders; and

  •
  compensate key executives for outstanding performance.

What the Company's Executive Compensation Program is Designed to Reward

        Overall, the Company's executive compensation program is designed to reward the contributions of each individual executive officer, to ensure that each executive officer's interest is aligned with those of the Company's stockholders, and to provide sufficient incentives to executive officers to ensure their dedication to the Company. As discussed further below, the Company seeks to achieve these goals by providing sufficient base salaries to compensate executive officers for the day-to-day performance of their duties and awarding cash bonuses when the executive attains the personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company's stockholders and provide an additional incentive to executive officers to contribute to the achievement of the Company's financial and strategic objectives.

General Executive Compensation Policies

Process for Setting Total Compensation

        The compensation committee has historically reviewed the compensation policies and levels of companies that are engaged in the same industry as the Company, and has conducted the review without the advice of an outside consultant or advisor. While the compensation committee conducted this review and considered the information prior to setting compensation levels for fiscal year 2018, it did not rely on any peer group analysis or engage in any benchmarking.

        Upon hiring or promoting an executive officer, the compensation committee will set the initial levels of base salary and other compensation on the basis of subjective factors, including experience, individual achievements, and level of responsibility assumed at the Company, and may consider market compensation practices from time to time. Actual base salaries, cash bonuses, and equity-based awards may be adjusted from year to year based upon each executive officer's periodic review and level of attainment of personal and corporate goals and objectives, including Company financial and safety performance, stockholder return, and such other factors as the compensation committee deems appropriate and in the best interests of the Company's stockholders.

        Each executive officer's periodic review is a subjective process whereby the Chief Executive Officer or the compensation committee (as applicable, as described below) evaluates various factors relevant to the executive officer's contributions to the Company, such as the executive's role in the development and execution of strategic plans, leadership skills, motivation, and involvement in industry groups. The weight given to such factors may vary from one executive officer to another.

        The compensation committee seeks recommendations from the Chief Executive Officer regarding changes to or increases in the overall compensation level or any particular element of compensation for the other executive officers. In addition, the Chief Executive Officer is principally responsible for reviewing the other executive officer's performance, and for making recommendations for the Company's compensation plan for the other executive officers for the following fiscal year. The compensation committee reviews the recommendations of the Chief Executive Officer in light of his proximity to the other executives and his knowledge of their contributions to the Company. The compensation committee independently reviews the performance of the Company's Chief Executive Officer and determined any changes to or increases in the overall compensation level or any particular element of compensation for the Chief Executive Officer.

Consideration of Stockholder Advisory Vote on Executive Compensation

        The compensation committee will consider the outcome of any advisory vote on executive compensation when making future compensation decisions for the executive officers.

Elements of Compensation

        The Company's executive compensation program consists of the following elements of compensation, each described in greater depth below:

  •
  Base Salary;

  •
  Annual Bonus;

  •
  Discretionary Bonus;

  •
  Equity-Based Compensation;

  •
  Perquisites; and

  •
  General Benefits.

        In determining the different elements of compensation to provide to the executive officers, the compensation committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the compensation committee determines the elements of compensation in a manner designed to reward strong financial performance, provide overall compensation opportunities that are sufficient to attract and retain highly skilled executive officers, and ensure that the executive officers' interests are aligned with those of the Company's stockholders. This may result in the executive officers receiving all cash compensation in some years (through base salary and annual bonuses) and a combination of cash and equity-based compensation in other years (through base salary, annual bonuses and equity awards).

Base Salary

        The Company pays base salaries to the executive officers because the Company believes that base salaries are essential to recruiting and retaining qualified executives. In addition, base salaries create an incentive for the executive officers to make meaningful contributions to the Company's success because they are subject to increase based on the executive's performance. The compensation committee sets the initial base salary level upon the hiring or promotion of an executive officer and may incorporate base salary into related employment contracts. Base salary levels are determined initially based on the executive officer's previous experience and employment, and the executive officer's expected duties and responsibilities with respect to the Company. Thereafter, the compensation committee may change an executive officer's base salary from time to time, based on the results of the executive officer's periodic review (which is conducted by the Chief Executive Officer or his designee for each of the other executive officers and by the compensation committee for the Chief Executive Officer), and based on the compensation committee's subjective assessment of the Company's overall performance during the evaluation period.

Annual Bonus Compensation

        Historically, the board of directors has annually approved short-term incentive plans. In April 2018, our board of directors approved the 2018 short-term incentive plan (the "2018 STIP"), to motivate employees to drive outstanding company performance, provide flexibility given the uncertain business environment and improve employee retention. The named executive officers were eligible to participate.

        The 2018 incentives were based on the achievement of:

  •
  Financial targets for Adjusted EBITDA;

  •
  Safety performance as measured by our total recordable incident rate ("TRIR"); and

  •
  Individual contributions towards Company performance.

        The 2018 STIP provided for a target award equal to 100% of base salary for Mr. Doss, 80% of base salary for Mr. Petersen, 80% of base salary for Mr. Turner, 60% of base salary for Ms. Thornton, 60% of base salary for Ms. Keefe and 60% of base salary for Mr. Harris. The payout under the 2018 STIP was based 55% on the financial target, 20% on the safety target and 25% on individual contributions. The compensation committee set targets for 2018, based on the recommendations of the Chief Executive Officer. The incentives were contingent upon the minimum threshold being achieved. Under the 2018 STIP, the formula for determining the potential payout percentage for a named executive officer's financial target, was: (Actual Adjusted EBITDA—Minimum Threshold) / (Financial Goal—Minimum Threshold). If the financial goal was achieved, the payout percentage would be 100%. If the financial goal was exceeded, the payout percentage could reach a maximum of 200%.

        The following annual targets were set in 2018:

2018
Minimum Threshold
(Adjusted EBITDA)	$450 million
Financial Goal
(Adjusted EBITDA)	$550 million
Safety Goal
(TRIR)	0.50 or better

        Individual contribution goals were determined by the manager of each named executive officer, except for Mr. Doss. The individual contribution goals for Mr. Doss were determined by the board of directors.

        Under the terms of the 2018 STIP, the Chief Executive Officer was delegated the authority to award amounts above the maximum payout based on the individual performance of and contribution by the named executive officer. Such additional payouts were in the discretion of the Chief Executive Officer.

        Although the named executive officers were eligible to participate in the 2018 STIP, no payouts were made to the named executive officers under the 2018 STIP.

Other Bonus Compensation

        The compensation committee retains discretion to grant bonus compensation to the named executive officers and other employees of the Company outside of the 2018 STIP. From time to time, the Company may award discretionary annual bonuses to the executive officers for their contributions to the Company's performance. For 2018, the compensation committee awarded the named executive officers discretionary bonuses for their contributions to the Company's performance. The Company may also enter into agreements with the executive officers in connection with their hiring, promotion or retention pursuant to which the Company agrees to pay the executive officer a bonus. The Company entered into retention bonus agreements with each of Ms. Thornton and Ms. Keefe and an employment agreement with Mr. Harris. Pursuant to the terms of their respective retention bonus agreements, during 2018, Ms. Thornton received a bonus equal to $108,000 and Ms. Keefe received a bonus equal to $106,000. Pursuant to the terms of his employment agreement, during 2018, Mr. Harris received a bonus equal to $140,000.

        The 2018 Summary Compensation Table below includes the other bonus compensation paid to the named executive officers in 2018.

Equity Compensation

        The Company awards equity-based compensation to executive officers in order to provide a link between the long term results achieved for its stockholders and the rewards provided to executive officers, thereby ensuring that such officers have a continuing stake in the Company's long-term success.

  2014 LTIP

        In March 2014, our board of directors adopted, and our stockholders approved, the 2014 Long-Term Incentive Plan (the "2014 LTIP"). The purposes of the 2014 LTIP was to provide an additional incentive to selected employees whose contributions were essential to the growth and success of our business in order to strengthen the commitment of employees to us, motivate employees to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts would result in our long-term growth and profitability. The 2014 LTIP provided for grants of restricted stock units, and restricted stock under a Chief Executive Officer discretionary pool, to employee participants. No equity awards were granted to any named executive officers during fiscal year 2018 under the 2014 LTIP. All outstanding awards under the 2014 LTIP vested immediately before the effectiveness of the registration statement on February 1, 2018, and were settled in cash. Following the effectiveness of the registration statement, the 2014 LTIP was terminated and no further awards will be made under the 2014 LTIP.

  2018 LTIP

        On February 1, 2018, our board of directors and stockholders adopted the 2018 Plan. See "Proposal 2—Approval of an Amendment to the 2018 Plan," for a description of the material terms of the 2018 Plan.

Perquisites

        The Company provides its named executive officers with certain perquisites, the costs of which constitute a small percentage of each named executive officer's total compensation. These perquisites are reflected in the All Other Compensation column in the Summary Compensation Table and are described further in the All Other Compensation Table below.

General Benefits

        The following are standard benefits offered to all eligible Company employees, including the named executive officers.

        Retirement Benefits.    The Company offers a 401(k) defined contribution retirement plan for all eligible employees, including the named executive officers, known as the FTS International, Inc. 401(k) Plan (the "401(k) Plan"). The 401(k) Plan is a voluntary contributory plan, which allows a participant to defer, by payroll deductions, from 0% to 100% of the participant's annual compensation, limited to certain annual maximums set by the Code. The 401(k) Plan has historically provided a discretionary matching contribution to each participant's account. The Company suspended matching contributions in July 2015 and resumed making contributions in July 2017. Each named executive officer received a matching contribution from the Company during 2018 under the 401(k) Plan. These contributions are reflected in the All Other Compensation column in the Summary Compensation Table.

        Health and Welfare Benefits.    The Company makes available medical, dental, vision, prescription drug, flexible spending accounts, health savings accounts, life insurance, and disability coverage to all active eligible employees, including the named executive officers.

        Paid Time-Off Benefits.    The Company provides paid time off, bereavement leave, maternity leave, and other paid holidays to all employees, including the named executive officers.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total ($)
Michael J. Doss	2018	$848,077	$255,000	$9,950,000	$—	$—	$—	$28,993	$11,082,070
Chief Executive	2017	$623,077	$—	$—	$—	$1,290,000	$—	$—	$1,913,077
Officer	2016	$500,000	$60,000	$—	$—	$—	$—	$—	$560,000
Buddy Petersen	2018	$745,192	$180,000	$8,955,000	$—	$—	$—	$23,775	$9,903,967
Chief Operating	2017	$442,308	$—	$—	$—	$750,000	$—	$—	$1,192,308
Officer	2016	$350,000	$40,000	$—	$—	$—	$—	$—	$390,000
Lance Turner	2018	$422,596	$102,000	$5,970,000	$—	$—	$—	$9,279	$6,503,875
Chief Financial Officer	2017	$285,192	$40,000	$—	$—	$460,000	$—	$—	$785,192
and Treasurer	2016	$245,000	$30,000	$—	$—	$—	$—	$—	$275,000
Karen D. Thornton	2018	$323,942	$166,500	$3,482,500	$—	$—	$—	$19,326	$3,992,268
Chief Administrative	2017	$259,054	$58,570	$—	$—	$300,000	$—	$—	$617,624
Officer	2016	$210,853	$46,714	$—	$—	$—	$—	$—	$257,567
Jennifer L. Keefe	2018	$299,327	$160,000	$3,383,000	$—	$—	$—	$6,285	$3,848,612
Senior Vice President,
General Counsel and Chief Compliance Officer
Perry A. Harris	2018	$381,875	$140,000	$4,975,000	$—	$—	$—	$135,468	$5,632,343
Former Senior Vice	2017	$350,000	$140,000	$—	$—	$441,000	$—	$—	$931,000
President, Commercial	2016	$320,000	$79,000	$—	$—	$—	$—	$—	$399,000

(1)
Represents discretionary bonuses paid to the named executive officers (other than Mr. Harris) in March 2019 for their contributions to the Company's performance in 2018, retention bonuses paid pursuant to the terms of the retention bonus agreements of Ms. Thornton and Ms. Keefe and a bonus paid pursuant to the terms of Mr. Harris's employment agreement.

(2)
Represents the aggregate grant date fair value of the restricted stock unit award calculated in accordance with Topic 718. Pursuant to SEC rules, the amount shown in this column excludes the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for information regarding the assumptions made in determining these values.

(3)
For 2018, no awards were paid to the named executive officers under the 2018 STIP.

(4)
See the All Other Compensation Table below for additional information.

All Other Compensation Table

        The following table provides information regarding each component of compensation included in the All Other Compensation column for 2018 in the Summary Compensation Table above.

Name	Company Matching Contributions to 401(k) Plan(1)	Life Insurance Premiums(2)	Company Vehicle(3)	Separation Pay(4)	Other(5)	Total
Michael J. Doss	$9,250	$55	$19,688	$—	$—	$28,993
Buddy Petersen	$7,899	$46	$15,830	$—	$—	$23,775
Lance Turner	$9,250	$29	$—	$—	$—	$9,279
Karen D. Thornton	$9,250	$23	$10,053	$—	$—	$19,326
Jennifer L. Keefe	$6,263	$22	$—	$—	$—	$6,285
Perry A. Harris	$12,250	$30	$24,511	$95,212	$3,465	$135,468

(1)
Represents the matching contributions made by the Company for the benefit of the named executive officers under the 401(k) Plan.

(2)
Represents life insurance premiums paid by the Company on behalf of each named executive officer.

(3)
Represents the aggregate incremental costs associated with the named executive officer's use of a Company-owned vehicle.

(4)
Represents separation pay Mr. Harris received upon his involuntary retirement from the Company.

(5)
Represents reimbursed club membership fees.

Grants of Plan-Based Awards

        The following table reflects each grant of an award made to a named executive officer during fiscal year 2018 under any plan.

						All Other Stock Awards: Number of Shares or Units of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated future payouts under non-equity incentive plan awards(1)(2)(3)
								Grant Date Fair Value of Stock Awards(4)($)
Name	Committee Action Date	Grant Date	Threshold (#)($)	Target (#)($)	Maximum (#)($)
Michael J. Doss	2/1/18	2/6/18	—	—	—	500,000	—	9,950,000
	N/A	N/A	—	850,000	1,700,000	—	—	—
Buddy Petersen	2/1/18	2/6/18	—	—	—	450,000	—	8,955,000
	N/A	N/A	—	600,000	1,200,000	—	—	—
Lance Turner	2/1/18	2/6/18	—	—	—	300,000	—	5,970,000
	N/A	N/A	—	340,000	680,000	—	—	—
Karen D. Thornton	2/1/18	2/6/18	—	—	—	175,000	—	3,482,500
	N/A	N/A	—	195,000	390,000	—	—	—
Jennifer L. Keefe	2/1/18	2/6/18	—	—	—	170,000	—	3,383,000
	N/A	N/A	—	180,000	360,000	—	—	—
Perry A. Harris	2/1/18	2/6/18	—	—	—	250,000	—	4,975,000
	N/A	N/A	—	255,000	510,000	—	—	—

(1)
Amounts represent each named executive officer's non-discretionary incentive bonus opportunity under the 2018 STIP. The "Target" amount represents the named executive officer's target bonus if the performance goals under the 2018 STIP were achieved at the target level. The "Threshold" amount represents the named executive officer's minimum bonus if the performance goals under the 2018 STIP were achieved at the minimum level. The "Maximum" amount represents the named executive officer's maximum bonus if the performance goals under the 2018 STIP was achieved at the Maximum level.

(2)
The 2018 STIP provided for annual targets, based on the recommendations of the Chief Executive Officer.

(3)
Under the terms of the 2018 STIP, the Chief Executive Officer was delegated the authority to award amounts above the Maximum payout based on the individual performance of and contribution by the named executive officer. Such additional payouts were in the discretion of the Chief Executive Officer. None of the named executive officers received a discretionary payment.

(4)
Represents the aggregate grant date fair value calculated in accordance with Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for information regarding the assumptions made in determining these values.

Employment Agreements

        It is the Company's general philosophy that all of the Company's employees should be "at will" employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation, with limited exceptions.

        We have not entered into employment agreements with any of our current executive officers.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding outstanding equity awards held by each of the named executive officers as of December 31, 2018.

	Stock Awards
Name	Number of Shares of Stock that Have Not Vested (#)(1)	Market Value of Shares of Stock that Have Not Vested ($)(2)
Michael J. Doss	500,000	$3,555,000
Buddy Petersen	450,000	$3,199,500
Lance Turner	300,000	$2,133,000
Karen D. Thornton	175,000	$1,244,250
Jennifer L. Keefe	170,000	$1,208,700
Perry A. Harris	—	$—

(1)
These restricted stock units were granted on February 6, 2018 and vest 25% on each of the first four anniversaries of the grant date.

(2)
Market value is based upon the closing price of our common stock on December 31, 2018 ($7.11).

Option Exercises and Stock Vested Table

        The following table contains information regarding the restricted stock units that vested during fiscal year 2018:

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Michael J. Doss	—	228,761
Buddy Petersen	—	—
Lance Turner	—	43,532
Karen D. Thornton	—	121,826
Jennifer L. Keefe	—	25,610
Perry A. Harris(2)	250,000	3,157,152

(1)
The restricted stock units that were granted under the 2014 LTIP vested immediately before the effectiveness of our registration statement on February 1, 2018 and were settled in cash. The market value of these awards is based on the initial public offering price of $18.00 per share.

(2)
In connection with Mr. Harris's involuntary retirement, all 250,000 of his outstanding restricted stock units granted under the 2018 Plan vested. The market value of these awards is based on the closing price of our common stock on the date the restricted stock units vested ($12.49). The Company net settled Mr. Harris's restricted stock units and issued Mr. Harris 160,277 shares of common stock after withholding shares to satisfy applicable withholding taxes.

No Pension Benefits

        Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

No Nonqualified Deferred Compensation

        The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

        The Company's restricted stock unit agreements provide that the restricted stock units awarded pursuant to the agreement will vest immediately upon the occurrence of any of the following events (collectively, the "Triggering Events"):

  •
  Death;

  •
  Disability;

  •
  Termination without cause;

  •
  Termination for good reason;

  •
  A change in control (to the extent not covered by a replacement award); and

  •
  Termination without cause or a termination for good reason within two years after a change in control whereby the named executive officer received a replacement award.

        Each named executive officer has been granted restricted stock units under the 2018 Plan. The following table sets forth the compensation that each named executive officer, other than Mr. Harris, whose shares vested upon his involuntary retirement in 2018, would have received upon the occurrence of any of the Triggering Events. The table assumes that such Triggering Events occurred on December 31, 2018, and all values are as of that date.

Name	Accelerated Vesting Upon a Triggering Event
Michael J. Doss	$3,555,000
Buddy Petersen	$3,199,500
Lance Turner	$2,133,000
Karen D. Thornton	$1,244,250
Jennifer L. Keefe	$1,208,700

Report of the Compensation Committee

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the compensation committee's review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K for fiscal year 2018 and this proxy statement.

Submitted by the compensation committee:

Goh Yong Siang
Ong Tiong Sin
Domenic J. Dell'Osso, Jr.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following is a summary of transactions that occurred on or were in effect after January 1, 2018 that we have been a party and which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Transactions with Chesapeake

        CHK is one of our largest stockholders and is a wholly owned subsidiary of Chesapeake. We recognized revenue from a subsidiary of Chesapeake for well-completion services in the amount of $92.9 million for the year ended December 31, 2018.

        We are party to a master service agreement dated July 9, 2012, and a master commercial agreement dated December 24, 2016, with subsidiaries of Chesapeake. These agreements govern the performance of services and the supply of materials or equipment to Chesapeake, the specific terms of which are addressed in subsequent written purchase or work orders. These agreements contain standard terms and provisions, including insurance requirements and confidentiality obligations and allocate certain operational risks through indemnity provisions.

Stockholders Agreement

        In September 2012, we entered into an amended and restated stockholders agreement with Maju, Senja, CHK, and other stockholders party thereto, as amended in November 2012, April 2014, June 2015, November 2015 and September 2016. The amended and restated stockholders agreement contained agreements among our stockholders regarding, among other things, transfer restrictions, tag along rights, drag along rights, right of first offer, preemptive rights and director nomination and information rights. Prior to completion of our initial public offering in February 2018, the amended and restated stockholders agreement was terminated.

Investors' Rights Agreements

        On February 1, 2018, the Company entered into the Maju and CHK Investors' Rights Agreement with Maju and CHK, pursuant to which we will be required to take all necessary action for individuals designated by Maju and CHK to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the Maju and CHK Investors' Rights Agreement, each of Maju and CHK have the right to nominate (1) two directors so long as it beneficially owns at least 15% of our then-outstanding shares of capital stock or (2) one director so long as it beneficially owns at least 5% but less than 15% of our then-outstanding shares of capital stock. The Maju and CHK Investors' Rights Agreement also provides that so long as Maju or CHK beneficially owns at least 5% of our then-outstanding shares of capital stock, it may elect to designate one non-voting observer to attend all meetings of the board of directors and committees of the board of directors. The Maju and CHK Investors' Rights Agreement also provides Maju or CHK with certain information rights for so long as it beneficially owns at least 5% of our then-outstanding shares of common stock. Each of Maju and CHK have agreed to take all reasonable actions, including voting or providing a consent or proxy, to ensure the election of their respective nominees and other terms of the Maju and CHK Investors' Rights Agreement.

        Under the Maju and CHK Investors' Rights Agreement, Maju and CHK may designate its nominee director to be a member of each committee, subject to compliance with applicable stock exchange requirements. The Maju and CHK Investors' Rights Agreement restricts our ability to adopt a stockholder rights plan and similar arrangements or to become subject to the provisions of Section 203 of the Delaware General Corporation Law without the consent of Maju and CHK. The agreement also grants other consent rights to Maju and CHK, including for charter and bylaw provisions inconsistent with the investors' rights agreement.

        The Maju and CHK Investors' Rights Agreement provides that (1) we renounce any interest in any business opportunities of CHK and Maju, their affiliates and directors nominated by them, and that none of the foregoing have any obligation to offer or present us those opportunities or any related information or to use any information regarding other or competing business for us, (2) we acknowledge our prior and future agreements and transactions with CHK and its affiliates and (3) we waive any claims or recourse relating to the foregoing matters.

        On February 1, 2018, the Company entered into an investors' rights agreement with Senja and Hampton, pursuant to which, the Company is required to take all necessary action for the individual collectively designated by Senja and Hampton to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the investors' rights agreement, Senja and Hampton have the right to nominate one director so long as they collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock. The investors' rights agreement also provides that so long as Senja and Hampton collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock, they may elect to designate one non-voting observer to attend all meetings of the board of directors and committees of the board of directors. The investors' rights agreement also provides Senja and Hampton with certain information rights for so long as they collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock. The agreement also grants other rights to Senja and Hampton, including consent rights for charter and bylaw provisions inconsistent with the investors' rights agreement.

        The investors' rights agreement with Senja and Hampton will provide that (1) we renounce any interest in any business opportunities of Senja and Hampton, their affiliates and directors nominated by them, and that none of the foregoing have any obligation to offer or present us those opportunities or any related information or to use any information regarding other or competing business for us and (2) we waive any claims or recourse relating to the foregoing matters.

        Senja is wholly owned by RRJ Capital Master Fund I, L.P. RRJ is the general partner of RRJ Capital Master Fund I, L.P. RRJ's board of directors, which consists of Ong Tiong Sin, Ong Tiong Boon, Eddie Teh Ewe Guan, Rizal Bin Ishak and Kim Young So, exercises voting and investment power over our shares held by Senja. Further, Mr. Ong, Senja's board designee on our board of directors is also the sole stockholder and sole director of Hampton.

Registration Rights Agreement

        On February 1, 2018, the Company entered into a registration rights agreement with Maju, CHK, Senja and Hampton. Under the terms of the registration rights agreement, the parties may request registration, or a demand registration, of all or a portion of their common stock, or Registrable Shares, under the Securities Act of 1933. We will not be obligated to effectuate more than four demand registrations for each of Maju and CHK, and more than four demand registrations for Senja and Hampton, collectively. Any demand registration must be for an anticipated aggregate offering price of at least $50.0 million. In addition, in the event we register additional shares of common stock for sale to the public, we will be required to give notice of the registration to the parties to the registration rights agreement and, subject to certain limitations, include shares of common stock held by them in the registration. The agreement includes customary indemnification and contribution provisions in favor of the parties to the agreement against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under securities laws relating to such registration. We will generally pay all registration expenses in connection with our registration obligations.

Procedures for Approval of Related Party Transactions

        Pursuant to our amended and restated audit committee charter, our audit committee has the primary responsibility for reviewing and approving or disapproving "related-party transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy, included in our Corporate Governance Guidelines, regarding transactions between us and related persons provides that the definition of a related person will include, among others, a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any of their immediate family members.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

        The following table sets forth information regarding beneficial ownership of our shares of common stock as of March 21, 2019 by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  our named executive officers; and

  •
  all of our current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 109,794,386 shares of common stock outstanding as of March 21, 2019.

        This table is based upon information supplied by our executive officers, directors and each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock, and the Section 13 filings with the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
Greater than 5% stockholders
Maju Investments (Mauritius) Pte Ltd(1)(2)	41,617,144	37.9%
CHK Energy Holdings, Inc.(2)(3)	21,998,789	20.0%
Senja Capital Ltd(4)(5)(6)	11,895,935	10.8%
Hampton Asset Holding Ltd.(5)(7)(8)	884,291	0.8%
Directors and Named Executive Officers
Michael J. Doss	85,813	*
Buddy Petersen	68,232	*
Lance Turner	49,988	*
Karen D. Thornton	26,535	*
Jennifer L. Keefe	25,777	*
Perry A. Harris	167,277	*
Goh Yong Siang	—	—
Domenic J. Dell'Osso, Jr.(9)	6,000	*
Bryan J. Lemmerman(9)	—	—
Ong Tiong Sin(10)	12,780,226	11.6%
Boon Sim	50,000	*
Carol J. Johnson	7,000	*
Michael C. Jennings	—	—
All executive officers and directors as a group (13 persons)	13,266,848	12.1%

*
Represents beneficial ownership of less than one percent

(1)
Maju is wholly owned by Fullerton Fund Investments Pte Ltd, which is wholly owned by Temasek. The address of Maju is Maju Investments (Mauritius) Pte Ltd, c/o SGG Corporate Services (Mauritius) Ltd, 33, Edith Cavell Street, Port Louis, 11324, Republic of Mauritius.

(2)
On February 1, 2018, the Company entered into an investors' rights agreement with Maju and CHK. Pursuant to the Maju and CHK Investors' Rights Agreement, Maju and CHK may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) of the Exchange Act. Such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 21, 2019, be deemed to beneficially own an aggregate of 63,615,933 shares (57.9%) of our capital stock. Each stockholder party to the agreement disclaims beneficial ownership of any shares of our common stock owned by the other stockholder party to the agreement.

(3)
CHK is a subsidiary of Chesapeake. The address of CHK is CHK Energy Holdings, Inc., 6100 N. Western Avenue, Oklahoma City, Oklahoma 73118.

(4)
Senja is wholly owned by RRJ Capital Master Fund I, L.P., the general partner of which is RRJ Capital Limited. The address of Senja is Senja Capital Ltd, CCS Trustees Limited, 263 Main Street, P.O. Box 2196, Road Town, Tortola, British Virgin Islands.

(5)
On February 1, 2018, the Company entered into an investors' rights agreement with Senja and Hampton. Pursuant to the investors' rights agreement, Senja and Hampton may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) of the Exchange Act. Such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 21, 2019, be deemed to beneficially own an aggregate of 12,780,226 shares (11.6%) of our capital stock. Each stockholder party to the agreement disclaims beneficial ownership of any shares of our common stock owned by the other stockholder party to the agreement.

(6)
RRJ Capital Limited's board of directors, consisting of Ong Tiong Sin, Ong Tiong Boon, Eddie Teh Ewe Guan, Rizal Bin Ishak and Kim Young So, exercises voting and investment power over these shares.

(7)
Hampton is wholly owned by Ong Tiong Sin. The address of Hampton is Hampton Asset Holding Ltd., CCS Trustees Limited, 263 Main Street, P.O. Box 2196, Road Town, Tortola British Virgin Islands.

(8)
Ong Tiong Sin, sole stockholder and sole director of Hampton, has sole voting and investment power over these shares.

(9)
Mr. Dell'Osso is the Executive Vice President and Chief Financial Officer of Chesapeake, and Mr. Lemmerman is the Vice President—Business Development at Chesapeake.

(10)
Mr. Ong is the founder and Chief Executive Officer of RRJ Capital Limited, and sole stockholder and sole director of Hampton, and disclaims beneficial ownership of any shares owned directly or indirectly by Senja, except to the extent of his pecuniary interest therein. As such, the shares attributed to Mr. Ong represent a sum of the shares beneficially owned by Senja and Hampton.

Equity Compensation Plan Information

        The following table sets forth as of December 31, 2018, a summary of certain information related to our 2018 Plan under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by stockholders	2,690,000	(1)	N/A	(2)	220,281
Equity compensation plans not approved by stockholders	—		N/A		—
Total	2,690,000		N/A		220,281

(1)
Includes an aggregate of restricted stock units that were not vested as of December 31, 2018 under the 2018 Plan.

(2)
Only restricted stock units have been granted under the 2018 Plan; there is no weighted average exercise price associated with these awards.

AUDIT COMMITTEE REPORT

        The audit committee reviewed and discussed with both management and the Company's independent registered public accounting firm, Grant Thornton LLP, the audited financial statements of the Company for the year ended December 31, 2018 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by Auditing Standard 1301, as adopted by the Public Company Accounting Oversight Board ("PCAOB"), as currently in effect. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

        Based on these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the board of directors that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee

Michael C. Jennings (Chair)	Carol J. Johnson	Ong Tiong Sin

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017 by our independent registered public accounting firm, Grant Thornton LLP. All such fees described below were approved by the audit committee.

	2018	2017
Audit fees(1)	$650,800	$789,780
Audit-related fees(2)	$—	$—
Tax fees(3)	$—	$—
All other fees(4)	$—	$—

Total fees	$650,800	$789,780

(1)
Audit fees consist of aggregate fees for professional services rendered for the audit of our consolidated financial statements, reviews of our interim consolidated financial statements, services in connection with statutory and regulatory filing requirements and our debt and equity offerings.

(2)
Audit-related fees consist of aggregate fees for assurance and other services related to the audit or review of our financial statements that are not reported under "Audit Fees" above.

(3)
Tax fees consist of aggregate fees for professional services for tax compliance, tax advice and tax planning, and fees related to tax preparation services.

(4)
Other fees consists of amounts billed for services other than those noted above.

        Our audit committee has adopted a policy and procedures for the pre-approval of audit and, if applicable, non-audit services rendered by our independent registered public accounting firm. All audit and non-audit services for 2018 and 2017 were pre-approved by the audit committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2018, all applicable officers, directors and greater than 10% stockholders were in compliance with Section 16(a).

 STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

        In order to be included in the Company's proxy materials for the 2020 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 777 Main Street, Suite 2900, Fort Worth, Texas 76102, by December 7, 2019 and otherwise comply with all requirements of the SEC for stockholder proposals.

        In addition, the Company's Bylaws provide that any stockholder who desires to nominate a director nominee or bring a proposal of other business at an annual meeting must give timely written notice of the proposal to the Company's Secretary. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. In the event the annual meeting is advanced by more than 30 calendar days or delayed by more than 70 calendar days of the date of the anniversary of the preceding year's annual meeting, the notice must be received not earlier than the close of business on the 120th calendar day prior to the annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely for the 2020 annual meeting of stockholders, a notice must be received no earlier than January 17, 2020 and no later than February 16, 2020. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's Bylaws. A copy of the Company's Bylaws is available upon request from the Company's Secretary.

HOUSEHOLDING

        As permitted under the Exchange Act, only one copy of the Notice or this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Notice or this proxy statement. We will promptly deliver, upon oral or written request, a separate copy of the Notice or this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102, Attention: Secretary, Telephone: (817) 862-2000. Stockholders residing at the same address and currently receiving only one copy of the Notice or this proxy statement may contact our Secretary at the address above to request multiple copies of the Notice or this proxy statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice or this proxy statement may contact the Secretary at the address above to request that only a single copy of the Notice or this proxy statement by mailed to them in the future.

AVAILABILITY OF FORM 10-K

        Our Annual Report on Form 10-K is available online at www.ftsi.com in the Investor Relations section. We will provide to any stockholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC. Such requests should be addressed to FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102, Attention: Secretary.

OTHER MATTERS

        The board of directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors,

Jennifer L. Keefe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Fort Worth, Texas
April 3, 2019

Appendix A

FTS INTERNATIONAL, INC.

AMENDED AND RESTATED
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

        1.    Purpose.    The purpose of the Amended and Restated 2018 Equity and Incentive Compensation Plan is to attract and retain non-employee Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

        2.    Definitions.    As used in this Plan:

          (a)   "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Company. The term "control" (including, with the correlative meaning, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract, or otherwise.

          (b)   "Appreciation Right" means a right granted pursuant to Section 7 of this Plan.

          (c)   "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cash Incentive Award" means a cash award granted pursuant to Section 8 of this Plan.

          (f)    "Change in Control" has the meaning set forth in Section 12 of this Plan.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (h)   "Committee" means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

          (i)    "Common Stock" means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

          (j)    "Company" means FTS International, Inc., a Delaware corporation, and its successors.

          (k)   "Covered Employee" means a Participant who is, or is determined by the Committee likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

          (l)    "Date of Grant" means the date specified by the Committee on which a grant of Restricted Stock Units, Restricted Stock, Option Rights, Appreciation Rights, Cash Incentive Awards, Performance Shares, Performance Units, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock Units, Restricted Stock, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

          (m)  "Director" means a member of the Board.

          (n)   "Effective Date" means February 1, 2018.

          (o)   "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

          (q)   "Incentive Stock Option" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

          (r)   "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Restricted Stock Units, Restricted Stock, Option Rights, Appreciation Rights, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics):

    (i)
    Profits (e.g., gross profit, gross profit growth, operating income, earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, net income (before or after taxes), consolidated net income, net earnings, net revenue, cost of revenue, basic or diluted earnings per share (before or after taxes), residual or economic earnings, net operating profit (before or after taxes), economic profit—Management Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP);

    (ii)
    EBITDA and Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

    (iii)
    Returns (e.g., profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

    (iv)
    Working Capital (e.g., working capital targets, working capital divided by revenue);

    (v)
    Profit Margins (e.g., profits divided by revenues or gross margins and material margins divided by revenues);

    (vi)
    Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio, cash on hand);

    (vii)
    Revenue Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by revenue, or sales and administrative costs divided by profits);

    (viii)
    Performance and Efficiency (e.g., stages, pumping days, customer profitability);

    (ix)
    Safety Performance (e.g., total recordable incident rate (TRIR), lost time incident rate (LTIR)); and

    (x)
    Strategic Initiatives consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

        In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

          (s)   "Market Value per Share" means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the shares of Common Stock are not then listed on the New York Stock Exchange, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred; provided, however, as to any award with a Date of Grant of the Pricing Date, "Market Value per Share" will be equal to the per share price at which the shares of Common Stock are initially offered to the public in connection with the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended). If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee.

          (t)    "Nonstatutory Stock Option" means an Option Right that does not qualify as an Incentive Stock Option.

          (u)   "Optionee" means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

          (v)   "Option Price" means the purchase price payable on exercise of an Option Right.

          (w)  "Option Right" means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 6 of this Plan.

          (x)   "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an "employee"), or (iii) a non-employee Director.

          (y)   "Performance Period" means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

          (z)   "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

          (aa) "Performance Unit" means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

          (bb) "Person" means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

          (cc) "Plan" means this FTS International, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan, as amended from time to time.

          (dd) "Pricing Date" means the date of the underwriting agreement between the Company and the underwriters managing the initial public offering of the shares of Common Stock pursuant to which the shares of Common Stock are priced for the initial public offering.

          (ee) "Qualified Performance-Based Award" means any award of Restricted Stock Units, Restricted Stock, Performance Shares, Performance Units or any Cash Incentive Award or awards contemplated under Section 9 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

          (ff)  "Restricted Stock" means shares of Common Stock granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

          (gg) "Restricted Stock Unit" means an award made pursuant to Section 4 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of a specified period.

          (hh) "Restriction Period" means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 4 of this Plan.

          (ii)   "Spread" means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

          (jj)   "Stockholder" means an individual or entity that owns one or more shares of Common Stock.

          (kk) "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

          (ll)   "Voting Power" means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

        3.    Shares Available Under the Plan.

          (a)   Maximum Shares Available Under Plan.

    (i)
    Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under the Plan for awards of (A) Restricted Stock Units, (B) Restricted Stock, (C) Option Rights or Appreciation Rights, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate (1) 2,820,558 shares of Common Stock plus (2) 3,600,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

    (ii)
    The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

          (b)   Share Counting Rules.

    (i)
    Except as provided in Section 22, if any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i) above.

    (ii)
    Except as provided in Section 22: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) above; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) above, provided, however, that with respect to Restricted Stock, this Section 3(b)(ii)(B) shall only be in effect until the 10 year anniversary of the Effective Date; and (C) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) above.

    (iii)
    Notwithstanding anything to the contrary contained herein, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) above.

    (iv)
    If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) above.

          (c)   Limit on Incentive Stock Options.    Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,820,558 shares of Common Stock. If the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Participant during any fiscal year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) exceeds $100,000 (or such other limit established in the Code), the portion of the Incentive Stock Options that exceeds such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

          (d)   Individual Participant Limits.    Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

    (i)
    In no event will any Participant in any calendar year be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 911,980 shares of Common Stock.

    (ii)
    In no event will any Participant in any calendar year be granted Qualified Performance-Based Awards of Restricted Stock Units, Restricted Stock, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 911,980 shares of Common Stock.

    (iii)
    In no event will any Participant in any calendar year receive Qualified Performance-Based Awards of Performance Units and/or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

    (iv)
    In no event will any Participant in any calendar year receive Qualified Performance-Based Awards that are Cash Incentive Awards having an aggregate maximum value in excess of $5,000,000.

    (v)
    No non-employee Director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum value at the Date of Grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee Director during the fiscal year, in excess of $750,000.

        4.    Restricted Stock Units.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

          (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (c)   Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

          (d)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

          (e)   Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

          (f)    Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

        5.    Restricted Stock.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (c)   Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives.

          (d)   Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e)   Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control; provided, however, that no award of Restricted Stock intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

          (f)    Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

          (g)   Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company's transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

        6.    Option Rights.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

          (b)   Each grant will specify an Option Price per share, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

          (c)   Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company's withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a "net exercise" arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

          (d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

          (e)   Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (f)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

          (g)   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

          (h)   Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of "employees" under Section 3401(c) of the Code.

          (i)    No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

          (j)    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

          (k)   Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

        7.    Appreciation Rights.

          (a)   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

          (b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

    (i)
    Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

    (ii)
    Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

    (iii)
    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

    (iv)
    Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

    (v)
    Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

    (vi)
    Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

    (vii)
    Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

    (viii)
    Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

          (c)   Also, regarding Appreciation Rights:

    (i)
    Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

    (ii)
    No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

        8.    Cash Incentive Awards, Performance Shares and Performance Units.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          (b)   The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

          (c)   Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

          (d)   Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock Units or Restricted Stock or in any combination thereof.

          (e)   Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock Units or Restricted Stock payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

          (f)    The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the Performance Shares with respect to which such dividend equivalents are paid.

          (g)   Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

        9.    Other Awards.

          (a)   Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

          (b)   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

          (c)   The Committee may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

          (d)   Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

          (e)   The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis,

  either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning of such awards.

        10.    Administration of this Plan.

          (a)   This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

          (b)   The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

          (c)   To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% "beneficial owner" (as such term is defined in Rule 13-d promulgated under the Exchange Act) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

        11.    Adjustments.    The Committee shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Restricted Stock Units, Restricted Stock, Option Rights, Appreciation Rights, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

        12.    Change in Control.    For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a "Change in Control" will be deemed to have occurred upon the occurrence (after the Pricing Date) of any of the following events:

          (a)   any Person is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of Section 12(c) of this Plan; provided, however, that the event described in this Section 12(a) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of securities of the Company: (i) by the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

          (b)   the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by the Stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (the "Incumbent Board"); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

          (c)   there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (i) any such event or series of events which results in (A) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (ii) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

          (d)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity (i) at least 51% of the combined voting power of the voting securities of which are owned by Stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

        Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person acquires beneficial ownership securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities as a result of the acquisition of securities of the Company by the Company which reduces the number of securities of the Company outstanding; provided that if after such acquisition by the Company such Person becomes the beneficial owner of additional securities of the Company that increases the percentage of combined voting power of the Company's then outstanding securities beneficially owned by such person, a Change in Control will then occur.

        13.    Detrimental Activity and Recapture Provisions.    Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

        14.    Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

        15.    Transferability.

          (a)   Except as otherwise determined by the Committee, no Restricted Stock Unit, Restricted Stock, Option Right, Appreciation Right, Cash Incentive Award, Performance Share, Performance Unit, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except (i) if it is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members ("Immediate Family Members" mean the Participant's spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws, and other individuals who have a relationship to the Participant arising because of legal adoption; however, no transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be able to register shares of Common Stock related to an award) or (ii) by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant's lifetime only by him or her or, in the event of the Participant's legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

          (b)   The Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, will be subject to further restrictions on transfer.

        16.    Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant's benefit is to be received in the form of shares of Common Stock, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, if permitted by the Committee in its discretion, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax or other withholding will be valued at an amount equal to the market value of such shares of Common Stock on the date the benefit is to be included in Participant's income. In no event will the market value of the shares of Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

        17.    Compliance with Section 409A of the Code.

          (a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. With respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code, if the award includes a 'series of installment payments' (within the meaning of Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code by the United States Treasury Department, as amended), the Participant's right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

          (b)   Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

          (c)   If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on or about the fifth business day of the seventh month after such separation from service.

          (d)   Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a "change in the ownership," "change in effective control," and/or a "change in the ownership of a substantial portion of assets" of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

          (e)   Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the

  Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

        18.    Amendments.

          (a)   The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

          (b)   Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding "underwater" Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of "underwater" Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

          (c)   If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          (d)   Subject to Section 18(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant's death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

        19.    Governing Law.    This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

        20.    Effective Date/Termination.    This Plan will be effective as of the Effective Date. However, no grants will be made under this Plan prior to the Pricing Date. No grant will be made under this Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

        21.    Miscellaneous Provisions.

          (a)   The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

          (b)   This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

          (c)   Except with respect to Section 21(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

          (d)   No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

          (e)   Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

          (f)    No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

          (g)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

          (h)   Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

          (i)    If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

        22.    Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company.    Notwithstanding anything in this Plan to the contrary:

          (a)   Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, restricted stock units, restricted stock, stock options, stock appreciation rights, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

          (b)   In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

          (c)   Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the shares of Common Stock available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation, of the Company under Sections 22(a) or 22(b) above, will be added to the aggregate limit contained in Section 3(a)(i) in the following circumstances: (i) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part), (ii) if such shares of Common Stock are withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option or to satisfy a tax withholding obligation with respect to any award or (iii) if such shares of Common Stock are not actually issued in connection with the settlement of an Appreciation Right on the exercise thereof.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. FTS INTERNATIONAL INC. 777 MAIN ST. SUITE 2900 FORT WORTH, TX 76102 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold For All To withhold authority to vote for any individua l n o mi n ee ( s), m ar k “ Fo r All Except” and write the number(s) of the nominee(s) on the line below. All Except The Board of Directors recommends a vote FOR the election of each of the nominees. 0 0 0 1. Election of Directors Nominees 01 Bryan J. Lemmerman 02 Boon Sim The Board of Directors recommends a vote FOR proposals 2 and 3. 2. To approve an amendment to the FTS International, Inc. 2018 Equity and Incentive Compensation Plan (the "2018 Plan") to increase the number of authorized shares issuable under the 2018 Plan 3. To approve, on an advisory basis, the compensation of our named executive officers The Board of Directors recommends a vote The Board of Directors recommends a vote FOR proposal 5. 5. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2019 For 0 Against 0 Abstain 0 ForAgainst Abstain 0 0 0 0 2 years 0 0 3 years 0 0 Abstain 0 NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. for 1 YEAR on the following proposal: 1 year 0 4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000408384_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com . FTS INTERNATIONAL INC. Annual Meeting of Stockholders May 16, 2019 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Michael J. Doss and Jennifer L. Keefe, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FTS INTERNATIONAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central time on May 16, 2019, at 777 Main Street, Lobby Level Conference Room, Fort Worth, TX 76102, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000408384_2 R1.0.1.18